As filed with the Securities and Exchange Commission on December 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Oriental Culture Holding LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 1402, Richmake Commercial Building

198-200 Queen’s Road Central, Hong Kong

Tel: 852-2110-3909

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Phone: (800) 221-0102

Fax: (800) 944-6607

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey Li

FisherBroyles, LLP

1200 G Street NW, Suite 800

Washington, D.C. 20005

(202) 830-5905

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED december 5, 2024

PRELIMINARY PROSPECTUS

14,000,000 Ordinary Shares

14,000,000 Ordinary Shares Issuable Upon Exercise of Outstanding Warrants

Offered by the Selling Shareholders of

Oriental Culture Holding LTD.

This prospectus relates to the offer and sale of up to: (i)14,000,000 ordinary shares of the Company, par value $0.00025 (“Shares”) and (ii)14,000,000 ordinary shares, par value $0.00025 (“Warrant Shares”), issuable upon the exercise of warrants at an exercise price of $0.50 per share (the “Warrants”). We issued the Shares and Warrants in connection with a private placement closed on July 9, 2024. The Shares and Warrant Shares issuable upon exercise of Warrants may be offered for sale from time to time by the Selling Shareholders. We will receive proceeds from any cash exercises of the warrants described above, but not from the sale of the underlying shares.

We are not selling any ordinary shares included in this prospectus and will not receive any of the proceeds from the sale of any ordinary shares by the selling shareholder pursuant to this prospectus. If any ordinary shares are sold, the selling shareholder will pay any underwriting or brokerage commissions and/or similar charges incurred for the sale of such shares. We will bear all other costs, fees and expenses incurred in effecting the registration of ordinary shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our business through our operating subsidiaries in Hong Kong and VIE and its subsidiaries in China. The securities offered in this prospectus are securities of our Cayman Islands holding company, and we do not have any equity ownership of the VIE, instead we receive the economic benefits of the VIE’s business operations and become the primary beneficiary of the VIE for accounting purposes through certain contractual arrangements. VIE structure is used to provide investors with exposure to foreign investment in China-based companies where the business of the operating companies in China might be prohibited or restricted for foreign investment now or in the future. Investors of our ordinary shares will not own any equity interests in the VIE and may never hold equity interests in our Chinese operating companies, but instead own shares of a Cayman Islands holding company. We treat the VIE and its subsidiaries as our consolidated affiliated entities for accounting purposes under U.S. GAAP and not the entities in which we own equity interest.

There are legal and operational risks associated with being based in and having a substantial majority of operations in China and Hong Kong. These risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our shares to significantly decline or be worthless. In the past few years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 15, 2022, Cybersecurity Review Measures published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission (“CSRC”), State Secrecy Administration and State Cryptography Administration became effective, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. On February 17, 2023, the CSRC released New Overseas Listing Rules with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with CSRC and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 are considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within 3 business days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfill filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB1 million to RMB10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. As of the date of this prospectus, these new laws and guidelines that became effective have not impacted the Company’s ability to conduct its business, accept foreign investment or list on a U.S. or other foreign stock exchange except for the filing requirement under New Overseas Listing Rules. The Company has timely filed with CSRC for its private placement offering conducted after effectiveness of the New Overseas Listing Rules but has not received final clearance from CSRC as of the date of this prospectus. We operate our online platform through our subsidiary in Hong Kong which are not subject to the laws and regulations of China, and the VIE and its subsidiaries in China provide marketing, warehouse storage and technical maintenance services and they are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security and they don’t have documents and materials which may adversely affect national security or public interests.  In addition, new rules and regulations could be adopted and there are uncertainties in the interpretation and enforcement of existing laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign stock exchange.  Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “OCG.” The closing price of the ordinary shares on Nasdaq on December 4, 2024 was $1.571 per share.

We are an “emerging growth company” and a “foreign private issuer” as defined under U.S. federal securities laws and, as such, may elect to comply with reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and Foreign Private Issuer.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 8 of this prospectus, in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference herein and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is filed in conjunction with a registration statement that we filed with the Securities and Exchange Commission. Under this registration process, the selling shareholders may from time to time sell up to: (i)14,000,000 ordinary shares of the Company, par value $0.00025 and (ii)14,000,000 ordinary shares, par value $0.00025, issuable upon the exercise of warrants at an exercise price of $0.50 per share, in one or more offerings. This prospectus provides you with a general description of the securities that our selling shareholders may offer. Specific information about the offering may also be included in a prospectus supplement, which may update or change information included in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we, nor the selling shareholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling shareholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “Oriental Culture”, “OCG,” “we,” “us,” “our,” “the Company,” “the “Registrant”, “holding company” or similar words refer to Oriental Culture Holding LTD., together with our subsidiaries and consolidated VIE.

“China” or the “PRC” are to the mainland China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only.

ii

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This prospectus summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of the Company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment, including the factors described under the heading “Risk Factors,” beginning on page 8 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Overview

We were incorporated under the laws of the Cayman Islands as an offshore holding company and we own 100% of the equity interest in Oriental Culture Development LTD (“Oriental Culture BVI”), which was incorporated under the laws of British Virgin Islands.

Through Oriental Culture BVI, we own 100% of the equity interest in HK Oriental Culture Investment Development Limited (“Oriental Culture HK”), a company formed under the laws of Hong Kong. Through Oriental Culture HK, we own 100% of the equity interest in Nanjing Rongke Business Consulting Service Co., Ltd. (the “WFOE” or “Nanjing Rongke”), a wholly-owned PRC subsidiary of Oriental Culture HK. The WFOE entered into a series of agreements with Jiangsu Yanggu Culture Development Co., Ltd. (“Jiangsu Yanggu” or “VIE”) and Jiangsu Yanggu’s shareholders, through which we have satisfied conditions for consolidation of the VIE under U.S. GAAP as Jiangsu Yanggu is considered a VIE under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity investments in Jiangsu Yanggu no longer have the characteristics of a controlling financial interest, and the Company, through its WFOE, becomes the primary beneficiary of the VIE for accounting purposes.

We own 100% equity interest in China International Assets and Equity of Artworks Exchange Limited (the “International Exchange”), a company incorporated under the laws of Hong Kong. International Exchange provides an online platform to facilitate collectibles and artwork trading e-commerce. We own 100% equity interest in HKDAEx Limited (“HKDAEx”), a company incorporated under laws of Hong Kong. HKDAEx provides our customers with online trading platform for products and commodities other than collectible and artwork in Hong Kong prior to May 13, 2024. Starting from May 13, 2024, the trading platform operated by HKDAEx merged with our main online platform for collectibles and artwork operated by the International Exchange to better integrate our resources, reduce costs, and provide better customer services.

Nanjing Yanqing Information Technology Co., Ltd., (“Nanjing Yanqing”) and Nanjing Yanyu Information Technology Co., Ltd. (“Nanjing Yanyu”) are wholly-owned subsidiaries of Jiangsu Yanggu in China. Their primary business is to provide technical and other support for online collectibles and art e-commerce business for our Hong Kong subsidiaries, and to sell software applications and provide support services to our affiliates and third parties.

Kashi Longrui Business Management Services Co., Ltd. (“Kashi Longrui”) is a wholly-owned subsidiary of Nanjing Yanqing, and its primary business is to provide online and offline marketing service for our e-commerce platform’s members and other related services.

Kashi Dongfang Cangpin Culture Development Co., Ltd. (“Kashi Dongfang”) is a wholly-owned subsidiary of Nanjing Yanqing and its primary focus is to provide online and offline warehouse management services for our e-commerce platform’s registered members.

Zhongcang Warehouse Co., Ltd. (“Zhongcang”) is a joint venture by Kashi Longrui with third parties namely Zhonglianxin Industry Group (Hunan) Co., Ltd., Nanjing Zhonghao Culture Media Limited, and Zhengjiang Culture Tourism International Cultural and Creative Industry Park Development Co., Ltd. to provide warehouse services to our customers. Kashi Longrui owned 18% of Zhongcang.

We, through our subsidiaries in Hong Kong are an online provider of collectibles and artwork e-commerce services, which allow collectors, artists and art dealers and owners to access a much bigger market where they can engage with a wider range of collectibles or artwork investors than they could likely encounter without our platform. We currently facilitate trading by individual and institutional customers of all kinds of collectibles, artwork and certain commodities on our leading online platform owned by our subsidiary in Hong Kong, namely the China International Assets and Equity of Artworks Exchange Limited. We also provide online and offline integrated marketing, warehouse storage and technical maintenance services to our customers through the VIE and its subsidiaries in China.

We are a holding company incorporated in the Cayman Islands. Our securities offered in this prospectus are securities of our Cayman Islands holding company. As a holding company with no material operations of our own, we conduct our business through our operating subsidiaries in Hong Kong and the VIE and its subsidiaries in China. VIE structure is used to provide investors with exposure to foreign investment in China-based companies where the business of the operating companies in China might be prohibited or restricted for foreign investment now or in the future. Investors of our ordinary shares will not own any equity interests in the VIE and may never hold equity interests in our Chinese operating companies, but instead own shares of a Cayman Islands holding company. Neither we nor our subsidiaries own any shares in the VIE, Jiangsu Yanggu. Instead, we have satisfied conditions for consolidation of the VIE under U.S. GAAP and become the primary beneficiary of the VIE for accounting purposes through a series of contractual arrangements (the “VIE Agreements”). We evaluated the guidance in FASB ASC 810 and determined that Jiangsu Yanggu is a VIE. A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. Our WFOE has the power to direct activities at Jiangsu Yanggu that most significantly impact Jiangsu Yanggu’s economic performance, and has the right to receive benefits from Jiangsu Yanggu. As such, the WFOE is the primary beneficiary of the VIE, for accounting purposes, based upon such contractual arrangements. Accordingly, under U.S. GAAP, the financial results of the VIE are consolidated in our financial statements. In addition, these VIE agreements have not been truly tested in the courts in China. Investors of our securities of will not own any equity interests in the VIE, but instead own shares of a Cayman holding company. Chinese regulatory authorities could disallow the VIE structure, which would likely result in a material change in our operations and/or value of our securities we are registering for sale, including that it could cause the value of our securities to significantly decline or become worthless.

The VIE structure is subject to various risks. For example, the contractual arrangements may not be as effective as direct ownership in providing us with control over Jiangsu Yanggu. We expect to rely on the performance by the VIE shareholders of their respective obligations under the contracts to exercise our rights over Jiangsu Yanggu. The VIE shareholders may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks will exist throughout the period in which we operate our business in China through the contractual arrangements. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation or other legal proceedings which could be a lengthy process and very costly.

There are legal and operational risks associated with being based in and having a substantial majority of operations in China and Hong Kong. These risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our shares to significantly decline or be worthless. In the past few years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On February 15, 2022, Cybersecurity Review Measures published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission (“CSRC”), State Secrecy Administration and State Cryptography Administration became effective, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that intend to purchase internet products and services and Online Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On July 7, 2022, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2022, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. On February 17, 2023, the CSRC released New Overseas Listing Rules with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with CSRC and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 are considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within 3 business days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfill filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB1 million to RMB10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. PRC domestic enterprises seeking to offer securities and list in overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. As of the date of this prospectus, these new laws and guidelines that became effective have not impacted the Company’s ability to conduct its business, accept foreign investment or list on a U.S. or other foreign stock exchange except for the filing requirement under New Overseas Listing Rules. The Company has timely filed with CSRC for its private placement offering conducted after effectiveness of the New Overseas Listing Rules but has not received final clearance from CSRC as of the date of this prospectus. We operate our online platform through our subsidiary in Hong Kong which are not subject to the laws and regulations of China, and the VIE and its subsidiaries in China provide marketing, warehouse storage and technical maintenance services and they are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security and they don’t have documents and materials which may adversely affect national security or public interests.  In addition, new rules and regulations could be adopted and there are uncertainties in the interpretation and enforcement of existing laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign stock exchange.  Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless.

Impact of investigation and charge against Nanjing Jinwang

On July 1, 2022, Mr. Huajun Gao and Mr. Aiming Kong, each a shareholder of Oriental Culture Holding LTD (the “Company”), were detained by Nan County Public Safety Bureau of Yiyang City, Hunan Province, China. On July 26, 2022, Nan County People’s Procuratorate (“NCPP”) approved the arrest of Mr. Gao and Mr. Kong with charge of illegal business operation of Nanjing Jinwang Art Purchase E-commerce Co., Ltd., a company controlled by Mr. Gao and Mr. Kong (“Nanjing Jinwang”) and prosecuted them. The Court had the trial in January 2024 and both of them are currently released on bail waiting for the judgement of the Court.

On July 1, 2022, the bank accounts of Nanjing Jinwang were frozen by Nan County Public Safety Bureau, including a trust account into which the customers of the Company deposit their security deposits in order to trade on the Company’s online trading platform which the Company has entrusted Nanjing Jinwang for escrow.

Also, on July 1, 2022, Nan County Public Safety Bureau froze certain bank accounts of Kashi Longrui Business Management Services Co., Ltd. (“Kashi Longrui”), Kashi Dongfang Cangpin Culture Development Co., Ltd. (“Kashi Dongfang”) and Nanjing Yanyu Information Technology Co., Ltd. (“Nanjing Yanyu”), all subsidiaries of Jiangsu Yanggu Culture Development Co., Ltd., the variable interest entity of the Company in China because they, each had business relationship with Nanjing Jinwang.

Neither the Company nor its VIE or subsidiaries of its VIE has received any notification for enforcement charges from Nan County Public Safety Bureau, other than cash and short-term investment in the frozen bank accounts with balances totaling approximately $17.3 million and due from Nangjng Jinwang of approximately $0.1 million relating to the Nanjing Jinwang investigation as described above as of June 30, 2024. Currently the customers can freely transfer their deposits and make their withdrawals based on their actual needs. Mr. Gao and Mr. Kong are not officers, directors or employees of the Company, its VIE or subsidiaries of the VIE.

Due to the Nanjing Jinwang case and frozen bank accounts, the business operations of the Company have been materially and negatively impacted as its customers experienced difficulties withdrawing their security deposits through online banking and have concerns regarding their deposited funds. The Company has taken remedial measures to assist its customers in withdrawing security deposits, such as through manual and in person application with the bank to transfer funds, so that they will have confidence in the Company and continue to list and trade art and collectible products on the online platforms of the Company. However, the Company’s business has been material and negatively impacted and there can be no assurance that the Company will be able to restore customer confidence in using the Company’s services efficiently or at all.

The Company has and will continue to communicate with Nan County Public Safety Bureau and other government authorities to obtain more information regarding the investigation and to attempt to unfreeze the bank accounts for the subsidiaries of the VIE. The Company will monitor the development of the case and will provide additional information concerning its impact on the Company’s business in due course.

This investigation and case against Nanjing Jinwang and slow recovery of Chinese economy after COVID-19 have negative impacted on our revenue and net income for the six months ended June 30, 2024. Our revenue decreased approximately $0.4 million from approximately $0.8 million for the six months ended June 30, 2023 to approximately $0.4 million for the same period of 2024.

Our Organizational Structure

The Company’s organizational chart as of the date of this prospectus is as follows:

Variable Interest Entity Arrangements

In establishing our business, we have used a variable interest entity, or VIE, structure. In the PRC, investment activities by foreign investors are principally governed by Special Administrative Measures (Negative List) for Foreign Investment Access, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. Our Company and the WFOE are considered as foreign investors or foreign invested enterprises under PRC law. These contractual arrangements with our variable interest entity and its shareholders enable us to satisfy conditions for consolidation of the VIE under U.S. GAAP as Jiangsu Yanggu is considered a VIE under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”, because the equity investments in Jiangsu Yanggu no longer have the characteristics of a controlling financial interest, and the Company, through its WFOE, becomes the primary beneficiary of the VIE for accounting purposes.

The WFOE effectively assumed management of the business activities of our variable interest entity through a series of agreements which are referred to as the VIE Agreements, including a Technical Consultation and Service Agreement, a Business Cooperation Agreement, an Equity Pledge Agreement, an Equity Option Agreement, and a Voting Rights Proxy and Financial Supporting Agreement. Through the VIE Agreements, the WFOE has the right to advise, consult, manage and operate the variable interest entity for an annual consulting service fee in the amount of 100% of the variable interest entity’s net profit. The shareholders of the variable interest entity have pledged all of their right, title and equity interest in the variable interest entity as security for the WFOE to collect consulting services fees provided to the variable interest entity through the Equity Pledge Agreement. In addition, the variable interest entity’s shareholders have granted the WFOE an exclusive right and option to acquire all of their equity interests in the variable interest entity through the Equity Option Agreement.

The material terms of the VIE Agreements by WFOE, Jiangsu Yanggu and its shareholders are as follows:

Technical Consultation and Service Agreement. Pursuant to the Technical Consultation and Service Agreement between the WFOE and Jiangsu Yanggu dated May 8, 2019, the WFOE has the exclusive right to provide consultation and services to Jiangsu Yanggu in the areas of funding, human resources, technology and intellectual property rights. For such services, Jiangsu Yanggu agrees to pay service fees in the amount of 100% of its net income and also has the obligation to absorb 100% of its own losses. The WFOE exclusively owns any intellectual property rights arising from the performance of this Technical Consultation and Service Agreement. The amount of service fees and the payment term can be amended by the WFOE with Jiangsu Yanggu’s consultation and implementation. The term of the Technical Consultation and Service Agreement is 20 years. The WFOE may terminate this agreement at any time by giving 30 days’ written notice to Jiangsu Yanggu.

Equity Pledge Agreement. Pursuant to those Equity Pledge Agreements among the WFOE, Jiangsu Yanggu and Jiangsu Yanggu’s shareholders dated May 8, 2019, amended on January 28, 2021 (collectively, the “Pledge”), each of Jiangsu Yanggu’s shareholders pledged all of its equity interests in Jiangsu Yanggu to the WFOE to guarantee Jiangsu Yanggu’s performance of relevant obligations and indebtedness under the Technical Consultation and Service Agreement and other VIE agreements (collectively, the “VIE Agreement”). If Jiangsu Yanggu breaches its obligations under the VIE Agreement, the WFOE, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interests in order to recover the damages associated with such breaches. The Pledge shall be continuously valid until all of Jiangsu Yanggu’s shareholders are no longer shareholders of Jiangsu Yanggu, or until the satisfaction of all Jiangsu Yanggu’s obligations under the VIE Agreement.

Equity Option Agreement. Pursuant to those Equity Option Agreements among the WFOE, Jiangsu Yanggu and Jiangsu Yanggu’s shareholders dated May 8, 2019, amended on January 28, 2021, WFOE has the exclusive right to require that Jiangsu Yanggu’s shareholders fulfill and complete all approval and registration procedures required under PRC laws for the WFOE to purchase, or designate one or more persons to purchase, such shareholders’ equity interests in Jiangsu Yanggu, in one or multiple transactions, at any time or from time to time, at the WFOE’s sole and absolute discretion. The purchase price shall be the lowest price allowed by PRC laws. The Equity Option Agreements shall remain effective until all of the equity interests owned by Jiangsu Yanggu’s shareholders have been legally transferred to the WFOE or its designee(s).

Voting Rights Proxy and Financial Supporting Agreement. Pursuant to those Voting Rights Proxy and Financial Supporting Agreements among the WFOE, Jiangsu Yanggu and Jiangsu Yanggu’s shareholders dated May 8, 2019, amended on January 28, 2021, Jiangsu Yanggu’s shareholders irrevocably appointed the WFOE or the WFOE’s designee to exercise all of his or her rights as a shareholder of Jiangsu Yanggu under the Articles of Association of Jiangsu Yanggu, including but not limited to the power to exercise all such shareholder’s voting rights with respect to all matters to be discussed and voted in Jiangsu Yanggu shareholder meetings. The term of the Voting Rights Proxy and Financial Supporting Agreements is 20 years.

Although the VIE Contractual Arrangements have been widely adopted by PRC companies seeking for listing aboard, such arrangements have not been truly tested in any of the PRC courts. This type of corporate structure may affect you and the value of your investment in the Company including that the Company may incur substantial costs to enforce the terms of the VIE arrangements. The PRC legal system could limit our ability to enforce the VIE agreements, through arbitration, litigation, and other legal proceedings, which could limit our ability to enforce the VIE agreements and consolidate the VIE under U.S. GAAP. Furthermore, these contracts may not be enforceable in the PRC if the PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce the VIE agreements or assert our contractual rights over the business and assets of VIE and its subsidiaries that conduct our operations, our securities may decline in value or become worthless.

Corporate Information

Our principal executive office is located on the Room 1402, Richmake Commercial Building, 198-200 Queen’s Road Central, Hong Kong. Our telephone number is +852-21103909. We maintain a website at www.ocgroup.hk that contains information about our Company, though no information contained on our website is part of this prospectus.

Securities Purchase Agreement

On May 31, 2024, the Company entered into a Securities Purchase Agreement (the “Agreement”) with the selling shareholders identified in this prospectus (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers in a private placement 14,000,000 ordinary shares (the “Shares”) of the Company, at a purchase price of $0.50 per share for an aggregate price of $7,000,000 (the “Private Placement”). In connection with offering, the Company has also agreed to issue the warrants to the Purchasers to purchase up to an aggregate of 14,000,000 ordinary shares at an exercise price of $0.50 per share (the “Warrants”). The Warrants have a term of two years and are exercisable by the holder at any time on or after six months after the issuance date. The Private Placements was completed on July 9, 2024, pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act of 1933, as amended.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598.

NASDAQ Capital Market Listing

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “OCG”

About This Offering

The selling shareholders identified in this prospectus are offering on a resale basis up to 28,000,000 ordinary shares of the Company.

Securities Offered by the Selling Shareholders	Up to 14,000,000 ordinary shares and up to 14,000, 000 ordinary shares issuable upon the exercise of the Warrants.

Use of Proceeds	We will not receive any proceeds from the offering of the Shares and Warrant Shares by the Selling Shareholders. See “Use of Proceeds” on page 10.

Risk Factors	See “Risk Factors” on page 8 and other information we include or incorporate by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Trading market and symbol	The Company’s ordinary shares are traded on the Nasdaq Capital Market under the symbol “OCG.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on April 25, 2024, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Nan County Public Safety Bureau has frozen certain bank accounts of the subsidiaries of Jiangsu Yanggu due to the investigation of major shareholders of the Company and its related party Nanjing Jinwang which has and could continue to materially and negatively impact the business operations and financial results of the Company..

On July 1, 2022, Mr. Huajun Gao and Mr. Aiming Kong, each was a major shareholder of the Company, were detained by Nan County Public Safety Bureau of Yiyang City, Hunan Province, China. On July 26, 2022, Nan County People’s Procuratorate (“NCPP”) approved the arrest of Mr. Gao and Mr. Kong, charging them with assisting in illegal online business operation of Nanjing Jinwang Art Purchase E-commerce Co., Ltd. (“Nanjing Jinwang”) and prosecuted them to Nan County People’s Court (the “Court”) in August 2023. The Court had the trial in January 2024 and both of them are currently released on bail waiting for the judgement of the Court.

On July 1, 2022, the bank accounts of Nanjing Jinwang were frozen by Nan County Public Safety Bureau, including a trust account into which the customers of the Company deposit their security deposits in order to trade on the Company’s online trading platform which the Company has entrusted Nanjing Jinwang for escrow.

Also, on July 1, 2022, Nan County Public Safety Bureau froze certain bank accounts of Kashi Longrui Business Management Services Co., Ltd. (“Kashi Longrui”), Kashi Dongfang Cangpin Culture Development Co., Ltd. (“Kashi Dongfang”) and Nanjing Yanyu Information Technology Co., Ltd. (“Nanjing Yanyu”), all subsidiaries of Jiangsu Yanggu Culture Development Co., Ltd., the variable interest entity of the Company in China (the “VIE”) because they, each had business relationship with Nanjing Jinwang.

Neither the Company nor its VIE or subsidiaries of its VIE has received any notification for enforcement charges from Nan County Public Safety Bureau, other than cash and short-term investment in the frozen bank accounts with balances totaling approximately $17.3 million and due from Nangjng Jinwang of approximately $0.1 million relating to the Nanjing Jinwang investigation as described above as of June 30, 2024. Currently the customers can freely transfer their deposits and make their withdrawals based on their actual needs. Mr. Gao and Mr. Kong are not officers, directors or employees of the Company, its VIE or subsidiaries of the VIE.

Due to the Nanjing Jinwang case and frozen bank accounts, the business operations of the Company have been materially and negatively impacted as its customers experienced difficulties withdrawing their security deposits through online banking and had concerns regarding their deposited funds. The frozen accounts of the subsidiaries of the VIE have also negatively impacted cash flow for these companies although they have other bank accounts that operate normally for their daily business operations. The Company has taken remedial measures to assist its customers in withdrawing security deposits, such as through manual and in person application with the bank to transfer funds, so that they will have confidence in the Company and continue to list and trade art and collectible products on the online platform of the Company. Currently the customers can freely transfer their deposits out of the trust account. The Company has also taken measures to reduce the cost and expenses for the subsidiaries of the VIE to respond to cash flow issues. However, there can be no assurance that these measures will restore customer confidence in using the Company’s services efficiently or at all and the Company cannot reasonably estimate when the bank accounts for the subsidiaries of the VIE will be unfrozen by the Nan County Public Safety Bureau.

NCPP has prosecuted Mr. Gao and Mr. Kong to the Court and the Court had the trial in January 2024 and both of them are currently released on bail waiting for the judgement of the Court. The Company has and will continue to communicate with Nan County Public Safety Bureau and other government authorities to obtain more information regarding the development of the case and to attempt to unfreeze the bank accounts for the subsidiaries of the VIE. Although neither the Company, nor its VIE or subsidiaries of its VIE has received any notification from Nan County Public Safety Bureau indicating it is a part of the current case, we cannot assure you that they won’t be subject to the investigation in the future, if that happens, we might face penalties, negative publicity and loss of business which could which will materially and adversely affect our business operations and financial results.

In addition, if Mr. Gao and Mr. Kong are convicted for any crimes that are disruptive to the order of the socialist market economy and are considered as controlling persons for the domestic operating companies in China under the New Overseas Listing Rules, it could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless.

A filing with the China Securities Regulatory Commission (“CSRC”) is required in connection with any offering under New Overseas Listing Rules, and we cannot assure you that we will be able to timely make such filing or eventually receive the final clearance from CSRC, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely file with the CSRC for this offering..

On February 17, 2023, the CSRC released New Overseas Listing Rules with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with CSRC and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. According to the Notice on Arrangements for Overseas Securities Offering and Listing by Domestic Enterprises, published by the CSRC on February 17, 2023, a company that (i) has already completed overseas listing or (ii) has already obtained the approval for the offering or listing from overseas securities regulators or exchanges but has not completed such offering or listing before effective date of the new rules and also completes the offering or listing before September 30, 2023 are considered as an existing listed company and is not required to make any filing until it conducts a new offering in the future. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within 3 business days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfill filing obligations or filing documents having false statement or misleading information or material omissions, which may result in a fine ranging from RMB1 million to RMB10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. The Company has timely filed with CSRC for its private placement offering conducted after effectiveness of the New Overseas Listing Rules but has not received final clearance from CSRC as of the date of this prospectus. In addition, new rules and regulations could be adopted and there are uncertainties in the interpretation and enforcement of existing laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign stock exchange.  Any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless.

Our ordinary shares may be delisted from the NASDAQ Stock Market (“NASDAQ”).

On November 9, 2022, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, because the closing bid price for the Company’s ordinary shares listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company no longer meets the minimum bid price requirement for continued listing on Nasdaq under Nasdaq Marketplace Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

The notification has no immediate effect on the listing of the Company’s ordinary shares. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company had a period of 180 calendar days from the date of notification, until May 8, 2023 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement.  On May 10, 2023, the Company received a written notification from the NASDAQ Stock Market Listing Qualifications Staff (the “Staff”) indicating that the Company had been granted an additional 180 calendar day period or until November 6, 2023, to regain compliance with the $1.00 minimum closing bid price requirement for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Listing Rule.

On October 10, 2023, the shareholders of the Company approved the resolution of a share consolidation (the “Share Consolidation”) of the issued and authorized ordinary shares of the Company at a ratio between one (1)-for-three (3) and one (1)-for-ten (10), accompanied by a corresponding increase in the par value of the ordinary shares, with the exact ratio to be set at a whole number within this range and at such time and date after the passing of the resolution but before October 18, 2023, to be determined by the Board of Directors of the Company (the “Board”) in its discretion. On October 10, 2023, the Board determined the ratio for Share Consolidation to be one (1)- for five -(5). The Share Consolidation is primarily being effectuated to regain compliance with Nasdaq Marketplace Rule 5550(a)(2) related to the minimum bid price per share of the Company’s ordinary shares.

On November 1, 2023, the Company received a written notification from Nasdaq’s Listing Qualifications Department stating that the closing bid price of the Company’s common stock has been $1.00 per share or greater for 10 consecutive trading days, from October 18, 2023 to October 31, 2023. Accordingly, the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2).

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares and Warrant Shares covered by this prospectus. The selling shareholders will receive all of the proceeds. However, we may receive proceeds from the exercise of the Warrants by the selling shareholder to the extent they are exercised for cash. We estimate that the maximum proceeds that we may receive from the exercise of the Warrants, assuming the Warrants are exercised for cash at an exercise price of $0.5 per share, will be approximately $7 million. We do not know, however, whether the Warrants will be exercised or, if the Warrants are exercised, when it will be exercised. It is possible that the Warrants will expire and never be exercised. There are also circumstances under which the Warrants may be exercised on a cashless basis. In these circumstances, even if the Warrants are exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect. However, we will pay all costs, fees and expenses incurred in connection with the registration of the Shares and Warrant Shares covered by this prospectus.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of our share capital and certain provisions of our current Memorandum and Articles of Association. This summary does not purport to be complete and is qualified in its entirety by the provisions of our current Memorandum and Articles of Association and applicable provisions of the laws of the Cayman Islands. You are encouraged to read the relevant provisions of the Companies Act and of our current Memorandum and Articles of Association as they relate to the following summary.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our current Memorandum and Articles of Association, which have been filed with and are publicly available from the SEC.

Our authorized share capital is $50,000.00 divided into 280,000,000 shares comprising of (i) 180,000,000 ordinary shares of a nominal or par value of $0.00025 each; and (ii) 100,000,000 preferred shares of a nominal or par value of $0.00005 each.

SELLING SHAREHOLDERS

The ordinary shares of being offered by the selling shareholders listed below were issued in, or are underlying the Warrants issued in connection with a private placement which closed on July 9, 2024. Other than the relationship between our company and the selling shareholders as described below under “Securities Purchase Agreement”, to our knowledge, no material relationships exist between the selling shareholders and us nor have any such material relationships existed within the past three years.

We are registering the Shares and Warrant Shares to permit the Selling Shareholders and their pledgees, donees, assignees, transferees or other successors-in-interest that receive their ordinary shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below.

As used herein, the term “Selling Shareholders” means the selling shareholders listed below and the selling shareholders donees, pledgees, transferees, or other successors-in-interest selling shares of Shares or Warrant Shares received after the date of this prospectus from the selling shareholders as a gift, pledge, partnership distribution or other transfer.

The Selling Shareholders may from time to time offer and sell pursuant to this prospectus any or all of the shares owned by them. The selling shareholders, however, make no representations that the shares will be offered for sale. The tables below present information regarding the selling shareholders and the shares that each such selling shareholder may offer and sell from time to time under this prospectus.

Unless otherwise indicated, all information with respect to ownership of our shares of the selling shareholders has been furnished by or on behalf of the selling shareholders and is as of December 4, 2024. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in the footnotes to the tables below, the selling shareholders have sole voting and dispositive power with respect to the shares reported as beneficially owned by them. Because the selling shareholders identified in the tables may sell some or all of the shares owned by them which are included in this prospectus, and because, except as set forth herein, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders upon termination of this offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling shareholders will sell all of the shares owned beneficially by them that are covered by this prospectus, but will not sell any other shares that they presently own. However, we are not aware of any agreements, arrangements or understandings with respect to the sale of any of the shares by any of the selling shareholders. Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The selling shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation. Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the tables by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling shareholders will not be able to use this prospectus for resales until they are named in the tables by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Applicable percentages based on 18,569,340 ordinary shares of the Company outstanding as of December 4, 2024.

The following table sets forth:

●	the name of each selling shareholder holding shares;

●	the number of shares beneficially owned by each selling shareholder prior to the sale of the shares covered by this prospectus and it also includes the Warrant Shares underlying the Warrants, each of which are exercisable within 60 days of the date of this prospectus;

●	the number of shares that may be offered by each selling shareholder pursuant to this prospectus;

●	the number of shares to be beneficially owned by each selling shareholder following the sale of the shares covered by this prospectus; and

●	the percentage of our issued and outstanding shares to be owned by each selling shareholder before and after the sale of the shares covered by this prospectus.

Name Of Selling Shareholder	Number Of Shares Beneficially Owned Prior To This Offering	% Of Outstanding Shares Beneficially Owned Before Sale Of Shares	Number Of Shares Available Pursuant To This Prospectus	Number Of Shares Beneficially Owned After Sale Of Shares	% Of Outstanding Shares Beneficially Owned After Sale Of Shares
JAMES GUI BAUDOUY (1)	3,200,000	17.2%		0		*
MATTHIAS DORIAN LENGELSEN (2)	3,080,000	16.6%		0		*
SHEENA ELIZABETH DAVIS(3)	3,060,000	16.5%		0		*
FABIAN ARNOLD(4)	3,060,000	16.5%		0		*
STEPHANIE ANN GEB.DAMBOLOT POLLMÜLLER(5)	3,060,000	16.5%		0		*
GRAHAM DUFFY(6)	3,040,000	16.4%		0		*
ETERNAL BLESSING HOLDINGS LIMITED(7)	3,160,000	17.0%		0		*
Centurion Tech Holdings Limited (8)	3,160,000	17.0%		0		*
RAPID PROCEED LIMITED (9)	3,180,000	17.1%		0		*

(1)	The address: MOORLANDS, PETHYBRIDGE, LUSTLEIGH, NEWTON ABBOT,TQ13 9TG
(2)	The address: Schadowstrae 2, 60596 Frankfurt am Main, DE
(3)	The address:63KILNFORD DRIVE, DUNDONLAD, KILMARNOCK, KA2 9EU
(4)	The address: Bülowstr. 68 Eingang Westpark, Berlin, DE
(5)	The address: Fasangartenstrae 4, 81737 München, Germany
(6)	The address:54 MOUNT ANVILLE PARK, GOATSTOWN, DUBIL 14
(7)	The address: CHAOYANG QU ANLI LU 28HAO YUAN 26C 3601, BEIJING 100000, CHINA
(8)	The address: No. 59, Building 37, Zone 3, Youyi Street, Kundulun District, Baotou City, Inner Mongolia, China
(9)	The address: No.207, Building 5, Qunzhong New Village, Taijiang District, Fuzhou City, Fujian Province, China

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares or interests in shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of their shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares in the course of hedging the positions they assume. The selling shareholders may also sell shares short and deliver these securities to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the shares offered by them will be the purchase price of such shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents. We will not receive any of the proceeds from the resale of the shares.

The selling shareholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the shares therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate the fees and expenses to be incurred by us in connection with the resale of the shares in this offering, other than underwriting discounts and commissions, to be as follows:

Securities and Exchange Commission registration fee	$5,701.46
Legal fees and expenses	35,000
Accounting fees and expenses	10,000
Miscellaneous	500
Total	$51,201.46

LEGAL MATTERS

We are being represented by FisherBroyles, LLP with respect to legal matters of United States federal securities and New York State law. Maples and Calder (Hong Kong) LLP will pass upon certain legal matters in connection with the securities offered to the extent governed by Cayman Islands law.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2022 and for the two years ended December 31, 2023 and 2022, incorporated by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2023 have been audited by Wei, Wei & Co., LLP, an independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Wei, Wei & Co., LLP is located at 133-10, 39th Avenue, Flushing, New York 11354.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 25, 2024;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on November 12, 2024, May 14, 2024 and June 6, 2024; and

(3)	the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-39734) filed with the Commission on November 23, 2020, including any amendment and report subsequently filed for the purpose of updating that description; and

(4)	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2023 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. The consolidated financial statements are prepared and presented in conformity with U.S. generally accepted accounting principles.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: Oriental Culture Holding LTD. Attn: Company Secretary, Room 1402, Richmake Commercial Building, 198-200 Queen’s Road Central, Hong Kong and email: IR@ocgroup.hk

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.ocgroup.hk. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong and China. In addition, all of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law has advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that it is uncertain whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

14,000,000 Ordinary Shares

14,000,000 Ordinary Shares Issuable Upon Exercise of Outstanding Warrants

Offered by the Selling Shareholders of

Oriental Culture Holding LTD.

____________________

PROSPECTUS

____________________

_____, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum of Association (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-234654), as amended, initially filed with the SEC on November 12, 2019)
3.2	Second Amended and Restated Articles of Association (incorporated herein by reference to Exhibit 3.3 to the registration statement on Form F-1 (File No. 333-234654), as amended, initially filed with the SEC on November 12, 2019)
4.1	Form of Securities Purchase Agreement (incorporate herein by reference to Exhibit 99.1 to Form 6-K filed with the SEC on June 6, 2024)
4.2	Form of Warrants (incorporate herein by reference to Exhibit 99.2 to Form 6-K filed with the SEC on June 6, 2024)
5.1	Opinion of Maples and Calder (Hong Kong) LLP*
23.1	Consent of Wei Wei & Co., LLC*
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)*
23.3	Consent of Taikun Law Firm*
24.1	Power of Attorney (included on signature page of this registration statement)
107	Filing Fee Table*

*	Filed herewith.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on December 5, 2024.

Oriental Culture Holding LTD.

By:	/s/ Yi Shao
	Name:	Yi Shao
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yi Shao and Lijuan Ding, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Form F-3 registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Yi Shao	Chief Executive Officer and Director	December 5, 2024
Yi Shao	(Principal Executive Officer)

/s/ Lijuan Ding	Chief Financial Officer	December 5, 2024
Lijuan Ding	(Principal Accounting and Financial Officer)

/s/ Mun Wah Wan	Chairman of the Board and Director	December 5, 2024
Mun Wah Wan

/s/ Nelson (Nam Sum) Wong	Director	December 5, 2024
Nelson (Nam Sum) Wong

/s/ Xiaobing Liu	Director	December 5, 2024
Xiaobing Liu

/s/ Jinren Chen	Director	December 5, 2024
Jinren Chen

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Oriental Culture Holding LTD has signed this registration statement on December 5, 2024.

Authorized U.S. Representative
Cogency Global Inc.

/s/ Colleen A. DeVries
Name:	Colleen A. DeVries
Title:	Senior Vice President